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                                                                  Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation in this registration statement of Second Bancorp, Incorporated on Form S-4, of our report dated February 12, 1998, except for Note 15 as to which the date is April 2, 1998 on the consolidated financial statements of Enfin, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this registration statement.



                                             /s/ CROWE, CHIZEK AND COMPANY LLP
                                             ---------------------------------
                                             Crowe, Chizek and Company LLP

Cleveland, Ohio
June 8, 1998